    Exhibit 99.1
CNH Industrial N.V. Reports First Quarter 2025 Results
First quarter consolidated revenues were $3.8 billion on lower industry demand
First quarter diluted EPS at $0.10
Results reflect continued execution of cost saving initiatives partially offsetting market headwinds
Updated guidance reflects macroeconomic uncertainty from the global trade environment

Basildon, UK - May 1, 2025 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months ended March 31, 2025, with net income of $132 million and diluted earnings per share of $0.10 compared with net income of $369 million and diluted earnings per share of $0.29 for the three months ended March 31, 2024(1). Consolidated revenues were $3.83 billion (down 21% compared to Q1 2024), and net sales of Industrial Activities were $3.17 billion (down 23% compared to Q1 2024). Net cash provided by operating activities was $162 million and Industrial free cash flow absorption was $567 million in Q1 2025.

“Despite the challenging market conditions, CNH remains committed to driving operational excellence and advancing cutting-edge technologies. Our focus on reducing dealer inventories and managing costs has positioned us to weather the current macroeconomic uncertainties, and our balanced global exposure allows us to continue providing excellent products and services to our customers. We are confident in our strategic initiatives and the dedication of our team to execute them, and we are excited to review our strategy in more detail with you at our Investor Day next week.”
Gerrit Marx, Chief Executive Officer

2025 First Quarter Results
(all amounts $ million, comparison vs Q1 2024 - unless otherwise stated)
Please note that in this and in the following tables and commentary, prior periods have been revised to reflect an immaterial correction to the financial statements. See note 1 for further details.

US-GAAP
	Q1 2025	Q1 2024(1)	Change	Change at c.c.(2)
Consolidated revenues	3,828	4,818	(21)%	(17)%
of which Net sales of Industrial Activities	3,172	4,131	(23)%	(21)%
Net income	132	369	(64)%
Diluted EPS $	0.10	0.29	(0.19)
Cash flow provided (used) by operating activities	162	(894)	+1,056
Cash and cash equivalents(3)	1,695	3,191	(1,496)
Gross profit margin of Industrial Activities	19.0%	22.7%	(370) bps

NON-GAAP(3)
	Q1 2025	Q1 2024(1)	Change
Adjusted EBIT of Industrial Activities	101	372	(73)%
Adjusted EBIT margin of Industrial Activities	3.2%	9.0%	(580) bps
Adjusted net income	132	388	(66)%
Adjusted diluted EPS $	0.10	0.30	(0.20)
Free cash flow of Industrial Activities	(567)	(1,209)	+642
The decline in Net sales of Industrial Activities was mainly due to lower shipments on decreased industry demand and dealer destocking.
Adjusted net income was $132 million with adjusted diluted earnings per share of $0.10. In comparison, in Q1 2024, adjusted net income was $388 million with adjusted diluted earnings per share of $0.30. The decrease in adjusted net income is primarily due to the lower shipment volumes in Agriculture and Construction.
Income tax expense was $47 million ($77 million in Q1 2024), and the effective tax rate (ETR) was 29.0% (19.2% in Q1 2024) with an adjusted ETR(4) of 29.0% for the first quarter (19.4% in Q1 2024).
Cash flow provided by operating activities in the quarter was $162 million ($894 million used in Q1 2024). Free cash flow of Industrial Activities was an outflow of $567 million, a year-over-year improvement of $642 million mainly driven by lower seasonal inventory growth.

Agriculture
($ million)	Q1 2025	Q1 2024(1)	Change	Change at c.c.(2)
Net sales	2,581	3,373	(23)%	(21)%
Gross profit margin	20.0%	23.8%	(380) bps
Adjusted EBIT	139	388	(64)%
Adjusted EBIT margin	5.4%	11.5%	(610) bps
In North America, industry volume was down 12% year-over-year in the first quarter for tractors under 140 HP and was down 24% for tractors over 140 HP; combines were down 51%. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 23% and 34%, respectively. South America tractor and combine demand was up 10% and 1%, respectively, inverting the negative trend of previous quarters. Asia Pacific tractor demand was up 12%, while combine demand was down 12%.
Agriculture net sales decreased in the quarter by 23% to $2.58 billion versus the same period of 2024, primarily due to lower shipment volumes on decreased industry demand across all regions and dealer destocking.
Adjusted EBIT decreased to $139 million ($388 million in Q1 2024) driven by the lower shipment volumes, partially offset by improved purchasing and manufacturing costs, and a continued reduction in SG&A expenses. R&D investments accounted for 6.3% of sales (6.0% in Q1 2024). Adjusted EBIT margin was 5.4% (11.5% in Q1 2024).

Construction
($ million)	Q1 2025	Q1 2024	Change	Change at c.c.(2)
Net sales	591	758	(22)%	(20)%
Gross profit margin	14.9%	17.4%	(250) bps
Adjusted EBIT	14	51	(73)%
Adjusted EBIT margin	2.4%	6.7%	(430) bps
Global industry volume for construction equipment increased 2% year-over-year in the first quarter for Heavy construction equipment; Light construction equipment was down 6%. Aggregated demand decreased 11% in North America, 9% in EMEA, and 1% in South America, but increased 7% in Asia Pacific.
Construction net sales decreased in the quarter by 22% to $591 million, due to lower shipment volumes driven by the market decline.
Adjusted EBIT decreased to $14 million ($51 million in Q1 2024) as a result of lower shipment volumes and unfavorable net price realization, partially offset by improved purchasing and manufacturing costs, and a continued reduction in SG&A expenses. Adjusted EBIT margin was 2.4% (6.7% in Q1 2024).

Financial Services
($ million)	Q1 2025	Q1 2024	Change	Change at c.c.(2)
Revenues	651	685	(5)%	—%
Net income	90	118	(24)%
Equity at quarter-end	2,815	2,813	+2
Retail loan originations	2,393	2,504	(111)
Revenues of Financial Services decreased by 5% as a result of the negative impact from currency translation, lower yields primarily in South America, and lower used equipment sales related to decreased operating lease maturities; partially offset by favorable volumes in all regions except EMEA.
Net income was $90 million in the first quarter, a decrease of $28 million versus the same period of 2024, primarily due to increased risk costs in South America and North America, higher effective tax rate due to prior year Argentina inflation adjustment, and lower recoveries on used equipment sales; partially offset by favorable volumes and interest margin improvements in most regions.
The managed portfolio (including unconsolidated joint ventures) was $28.0 billion as of March 31, 2025 (of which retail was 69% and wholesale was 31%), down $0.7 billion compared to March 31, 2024 (up $0.3 billion on a constant currency basis).
At March 31, 2025, the receivables balance greater than 30 days past due as a percentage of receivable portfolio was 2.3%, (1.7% as of March 31, 2024).

2025 Outlook
The Company forecasts that 2025 global industry retail sales will be lower in both the agriculture and construction equipment markets when compared to 2024. In addition, CNH is focused on driving down excess channel inventory primarily by producing fewer units than the retail demand level. Therefore, 2025 net sales will be lower than in 2024.
The lower production and sales levels will negatively impact our segment margin results. However, the Company’s ongoing efforts to reduce its operating costs will partially mitigate the margin erosion. CNH is continuing to focus on reducing product costs through lean manufacturing principles and strategic sourcing. The Company will also carefully manage its SG&A and R&D expenses accordingly.
In addition to the lower cyclical industry sales, the Company has been evaluating multiple potential global trade scenarios. The uncertainty of those scenarios, including the amount and duration of tariffs levied, the policy reactions of U.S. trading partners, and the impact to our end customers, may affect our forecast for the year. The Company has therefore evaluated a wider set of possible outcomes, including tariffs remaining at their current levels through the remainder of the year and, as of July 9, 2025, tariffs increasing to the levels announced by the U.S. government on April 2, 2025.
Consequently, the Company is providing the following updated 2025 outlook:
•Agriculture segment net sales(6) down between 12% and 20% year-over-year, including currency translation effects (from down 13% to 18% previously)
•Agriculture segment adjusted EBIT margin between 7% and 9% (from 8.5% to 9.5% previously)
•Construction segment net sales(6) down between 4% and 15% year-over-year, including currency translation effects (from down 5% to 10% previously)
•Construction segment adjusted EBIT margin between 2% and 4% (from 4% to 5% previously)
•Free cash flow of Industrial Activities(7) between $100 million and $500 million (from $200 million to $500 million previously)
•Adjusted diluted EPS(7) between $0.50 to $0.70 (from $0.65 to $0.75 previously)

Conference Call and Webcast
Today, at 9:00 a.m. EDT, management will hold a conference call to present first quarter 2025 results to financial analysts and investors. The call can be followed live online or as a recording later at bit.ly/CNH_Q1_2025.

CNH will also host an Investor Day on Thursday, May 8, 2025, from 9:00 a.m. to noon EDT to review its strategic initiatives and targets. The event can be followed live online or as a recording later at bit.ly/CNH_ID25.

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.

1.In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. We have revised our GAAP and Non-GAAP results for all prior periods presented herein. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
2.c.c. means at constant currency.
3.Comparison vs. December 31, 2024
4.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
5.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) Europe, Middle East and Africa (“EMEA”); (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
6.    Net sales reflecting the exchange rate of 1.10 EUR/USD.
7.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade, commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs and other protective measures issued to promote national interests or address foreign competition, which in turn result or may result in retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on costs and prices, which could consequently affect demand of our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third-parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH’s control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company’s reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2024 Annual Report and subsequent quarterly reports).

CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three Months Ended March 31, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended March 31,
($ million, except per share data)	2025	2024(1)
Revenues
Net sales	$3,172	$4,131
Finance, interest and other income	656	687
Total Revenues	3,828	4,818
Costs and Expenses
Cost of goods sold	2,569	3,195
Selling, general and administrative expenses	386	411
Research and development expenses	184	228
Restructuring expenses	6	31
Interest expense	362	394
Other, net	159	157
Total Costs and Expenses	3,666	4,416

Income (loss) of Consolidated Group before Income Taxes	162	402
Income tax (expense) benefit	(47)	(77)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	17	44
Net Income (loss)	132	369
Net income attributable to noncontrolling interests	1	1
Net Income (loss) attributable to CNH Industrial N.V.	$131	$368

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	$0.10	$0.29
Diluted	$0.10	$0.29
Weighted average shares outstanding (in millions)
Basic	1,248	1,260
Diluted	1,253	1,274

Cash dividends declared per common share	$—	$—

(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of March 31, 2025 and December 31, 2024
(Unaudited, U.S. GAAP)

($ million)	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,695	$3,191
Restricted cash	703	675
Financing receivables, net	23,086	23,085
Financial receivables from Iveco Group N.V.	156	168
Inventories, net	5,156	4,776
Property, plant and equipment, net and equipment under operating lease	3,498	3,402
Intangible assets, net	4,819	4,805
Other receivables and assets	2,944	2,831
Total Assets	$42,057	$42,933
Liabilities and Equity
Debt	$26,010	$26,882
Financial payables to Iveco Group N.V.	60	62
Other payables and liabilities	8,028	8,221
Total Liabilities	34,098	35,165
Redeemable noncontrolling interest	57	55
Equity	7,902	7,713
Total Liabilities and Equity	$42,057	$42,933

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended March 31,
($ million)	2025	2024(1)
Cash Flows from Operating Activities
Net income (loss)	$132	$369
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	102	103
Depreciation and amortization expense of assets under operating lease	48	45
Undistributed (income) loss of unconsolidated subsidiaries	(17)	(44)
Other non-cash items	78	57
Changes in operating assets and liabilities:
Provisions	(149)	(39)
Deferred income taxes	(18)	(18)
Trade and financing receivables related to sales, net	351	(22)
Inventories, net	(192)	(681)
Trade payables	(123)	(332)
Other assets and liabilities	(50)	(332)
Net cash provided (used) by operating activities	162	(894)
Cash Flows from Investing Activities
Additions to retail receivables	(1,734)	(1,769)
Collections of retail receivables	1,735	1,476
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating lease	(106)	(96)
Expenditures for assets under operating lease	(158)	(106)
Other, net	(17)	76
Net cash provided (used) by investing activities	(280)	(419)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(1,416)	901
Dividends paid	(1)	(1)
Other	(5)	(581)
Net cash provided (used) by financing activities	(1,422)	319
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	72	(92)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,468)	(1,086)
Cash, cash equivalents and restricted cash, beginning of year	3,866	5,045
Cash, cash equivalents and restricted cash, end of period	$2,398	$3,959
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended March 31, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended March 31, 2025					Three Months Ended March 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)(2)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$3,172	$—	$—		$3,172	$4,131	$—	$—		$4,131
Finance, interest and other income	30	651	(25)	(3)	656	42	685	(40)	(3)	687
Total Revenues	3,202	651	(25)		3,828	4,173	685	(40)		4,818
Costs and Expenses
Cost of goods sold	2,569	—	—		2,569	3,195	—	—		3,195
Selling, general and administrative expenses	305	81	—		386	342	69	—		411
Research and development expenses	184	—	—		184	228	—	—		228
Restructuring expenses	6	—	—		6	30	1	—		31
Interest expense	55	332	(25)	(4)	362	74	360	(40)	(4)	394
Other, net	34	125	—		159	34	123	—		157
Total Costs and Expenses	3,153	538	(25)		3,666	3,903	553	(40)		4,416
Income (loss) of Consolidated Group before Income Taxes	49	113	—		162	270	132	—		402
Income tax (expense) benefit	(19)	(28)	—		(47)	(58)	(19)	—		(77)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	12	5	—		17	39	5	—		44
Net Income (loss)	$42	$90	$—		$132	$251	$118	$—		$369
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2) In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(3)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(4)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of March 31, 2025 and December 31, 2024
(Unaudited, U.S. GAAP)

	March 31, 2025					December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,330	$365	$—		$1,695	$2,332	$859	$—		$3,191
Restricted cash	91	612	—		703	89	586	—		675
Financing receivables, net	295	23,283	(492)	(2)	23,086	218	23,528	(661)	(2)	23,085
Financial receivables from Iveco Group N.V.	89	67	—		156	50	118	—		168
Inventories, net	5,094	62	—		5,156	4,713	63	—		4,776
Property, plant and equipment, net and equipment on operating lease	2,039	1,459	—		3,498	1,979	1,423	—		3,402
Intangible assets, net	4,656	163	—		4,819	4,643	162	—		4,805
Other receivables and assets	2,770	501	(327)	(3)	2,944	2,653	515	(337)	(3)	2,831
Total Assets	$16,364	$26,512	$(819)		$42,057	$16,677	$27,254	$(998)		$42,933
Liabilities and Equity
Debt	$4,313	$22,334	$(637)	(2)	$26,010	$4,499	$23,173	$(790)	(2)	$26,882
Financial payables to Iveco Group N.V.	1	59	—		60	4	58	—		62
Other payables and liabilities	6,906	1,304	(182)	(3)	8,028	7,151	1,278	(208)	(3)	8,221
Total Liabilities	11,220	23,697	(819)		34,098	11,654	24,509	(998)		35,165
Redeemable noncontrolling interest	57	—	—		57	55	—	—		55
Equity	5,087	2,815	—		7,902	4,968	2,745	—		7,713
Total Liabilities and Equity	$16,364	$26,512	$(819)		$42,057	$16,677	$27,254	$(998)		$42,933
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Three Months Ended March 31, 2025 and 2024
(Unaudited, U.S. GAAP)

	Three Months Ended March 31, 2025					Three Months Ended March 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)(2)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	$42	$90	$—		$132	$251	$118	$—		$369
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding assets under operating lease	101	1	—		102	102	1	—		103
Depreciation and amortization expense of assets under operating lease	1	47	—		48	2	43	—		45
Undistributed (income) loss of unconsolidated subsidiaries	48	(5)	(60)	(3)	(17)	21	(5)	(60)	(3)	(44)
Other non-cash items, net	17	61	—		78	20	37	—		57
Changes in operating assets and liabilities:
Provisions	(149)	—	—		(149)	(40)	1	—		(39)
Deferred income taxes	—	(18)	—		(18)	17	(35)	—		(18)
Trade and financing receivables related to sales, net	(58)	408	1	(4)	351	(25)	6	(3)	(4)	(22)
Inventories, net	(271)	79	—		(192)	(761)	80	—		(681)
Trade payables	(96)	(26)	(1)	(4)	(123)	(307)	(28)	3	(4)	(332)
Other assets and liabilities	(111)	61	—		(50)	(372)	40	—		(332)
Net cash provided (used) by operating activities	(476)	698	(60)		162	(1,092)	258	(60)		(894)
Cash Flows from Investing Activities
Additions to retail receivables	—	(1,734)	—		(1,734)	—	(1,769)	—		(1,769)
Collections of retail receivables	—	1,735	—		1,735	—	1,476	—		1,476
Expenditures for property, plant and equipment and intangible assets excluding assets under operating lease	(103)	(3)	—		(106)	(96)	—	—		(96)
Expenditures for assets under operating lease	—	(158)	—		(158)	(4)	(102)	—		(106)
Other, net	(372)	355	—		(17)	123	(46)	(1)		76
Net cash provided (used) by investing activities	(475)	195	—		(280)	23	(441)	(1)		(419)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(98)	(1,318)	—		(1,416)	853	48	—		901
Dividends paid	(1)	(60)	60	(3)	(1)	(1)	(60)	60	(3)	(1)
Other	(5)	—	—		(5)	(581)	(1)	1		(581)
Net cash provided (used) by financing activities	(104)	(1,378)	60		(1,422)	271	(13)	61		319
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	55	17	—		72	(70)	(22)	—		(92)
Net increase (decrease) in cash and cash equivalents	(1,000)	(468)	—		(1,468)	(868)	(218)	—		(1,086)
Cash and cash equivalents, beginning of year	2,421	1,445	—		3,866	3,628	1,417	—		5,045
Cash and cash equivalents, end of period	$1,421	$977	$—		$2,398	$2,760	$1,199	$—		$3,959
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2) In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(3)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(4)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended March 31,
($ million)	2025	2024(1)
Industrial Activities segments
Agriculture	$139	$388
Construction	14	51
Unallocated items, eliminations and other	(52)	(67)
Total Adjusted EBIT of Industrial Activities	$101	$372
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended March 31,
($ million)	2025	2024(1)
Net Income	$132	$369
Less: Consolidated income tax expense	(47)	(77)
Consolidated income before taxes	179	446
Less: Financial Services
Financial Services Net Income	90	118
Financial Services Income Taxes	28	19
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	25	32
Foreign exchange (gains) losses, net of Industrial Activities	5	—
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (2)	4	1
Adjustments for the following Industrial Activities items:
Restructuring expenses	6	30
Total Adjusted EBIT of Industrial Activities	$101	$372
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
(2) In each of the three months ended March 31, 2025 and 2024, this item includes a pre-tax gain of $6 million as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024	March 31, 2025	December 31, 2024
Third party (debt)	$(26,010)	$(26,882)	$(4,092)	$(4,043)	$(21,918)	$(22,839)
Intersegment notes payable	—	—	(221)	(456)	(416)	(334)
Financial payables to Iveco Group N.V.	(60)	(62)	(1)	(4)	(59)	(58)
Total (Debt)(1)	(26,070)	(26,944)	(4,314)	(4,503)	(22,393)	(23,231)
Cash and cash equivalents	1,695	3,191	1,330	2,332	365	859
Restricted cash	703	675	91	89	612	586
Intersegment notes receivable	—	—	416	334	221	456
Financial receivables from Iveco Group N.V.	156	168	89	50	67	118
Derivatives hedging debt	(10)	(37)	(20)	(29)	10	(8)
Net Cash (Debt)(2)	$(23,526)	$(22,947)	$(2,408)	$(1,727)	$(21,118)	$(21,220)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $221 million and $456 million as of March 31, 2025 and December 31, 2024, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $416 million and $334 million as of March 31, 2025 and December 31, 2024, respectively.
(2)    The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $(195) million and $122 million as of March 31, 2025 and December 31, 2024, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
	Three Months Ended March 31,
($ million)	2025	2024
Net cash provided (used) by Operating Activities	$162	$(894)
Cash flows from Operating Activities of Financial Services, net of eliminations	(638)	(198)
Change in derivatives hedging debt of Industrial Activities and other	9	—
Investments in assets sold under operating lease assets of Industrial Activities	—	(4)
Investments in property, plant and equipment, and intangible assets of Industrial Activities	(103)	(96)
Other changes(1)	3	(17)
Free cash flow of Industrial Activities	$(567)	$(1,209)
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP
	Three Months Ended March 31,
($ million)	2025	2024(1)
Net income (loss)	$132	$369
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	—	25
Adjustments impacting Income tax (expense) benefit (b)	—	(6)
Adjusted net income (loss)	$132	$388
Adjusted net income (loss) attributable to CNH Industrial N.V.	$131	$387
Weighted average shares outstanding – diluted (million)	1,253	1,274
Adjusted diluted EPS ($)	0.10	0.30

Income (loss) of Consolidated Group before income tax (expense) benefit	$162	$402
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	—	25
Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	$162	$427

Income tax (expense) benefit	$(47)	$(77)
Adjustments impacting Income tax (expense) benefit (b)	—	(6)
Adjusted income tax (expense) benefit (B)	$(47)	$(83)

Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	29.0%	19.4%

a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
Restructuring expenses	$6	$31
Pre-tax gain related to the 2021 U.S. healthcare plan modification	(6)	(6)
Total	$—	$25

b) Adjustments impacting Income tax (expense) benefit
Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	$—	$(6)
Total	$—	$(6)
(1)    In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

Other Supplemental Financial Information
(Unaudited)

Revision of Prior Period Financial Statements: In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. Impacts in 2022 were included in the 2023 amount. We have revised our GAAP and Non-GAAP results for all prior periods presented herein.

The prior period impacts to the Company’s consolidated statements of operations and the related impacts to the statements of consolidated comprehensive income are as follows.

	Three Months Ended March 31, 2024
($ million, except EPS)	Previously Reported	Revision Impacts	As Revised
Income (loss) of Consolidated Group before Income Taxes	$402	$—	$402
Income tax expense	(77)	—	(77)
Equity in income of unconsolidated subsidiaries and affiliates	77	(33)	44
Net income (loss)	402	(33)	369
Net income (loss) attributable to noncontrolling interests	1	—	1
Net income (loss) attributable to CNH Industrial N.V.	$401	$(33)	$368

Earnings per share attributable to common shareholders
Basic	$0.32	$(0.03)	$0.29
Diluted	$0.31	$(0.02)	$0.29

The prior period impacts to the Company's Consolidated Statement of Cash Flows are as follows:

	Three Months Ended March 31, 2024
($ million)	Previously Reported	Revision Impacts	As Revised
Cash Flows from Operating Activities
Net Income (loss)	$402	$(33)	$369
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Undistributed income of unconsolidated subsidiaries	(77)	33	(44)
Net cash provided (used) by operating activities	$(894)	$—	$(894)

Other Supplemental Financial Information
(Unaudited)

($ million, except EPS)	Q1 2024	Q2 2024	H1 2024

Equity in income of unconsolidated subsidiaries and affiliates
As reported	$77	$79	$156
Revision impacts	(33)	(34)	(67)
As revised	$44	$45	$89

Net income (loss)
As reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
As revised	$369	$404	$773

Net income (loss) attributable to CNH Industrial N.V.
As reported	$401	$433	$834
Revision impacts	(33)	(34)	(67)
As revised	$368	$399	$767

Earnings per share attributable to CNH Industrial N.V. - Basic
As reported	$0.32	$0.34	$0.66
Revision impacts	(0.03)	(0.02)	(0.05)
As revised	$0.29	$0.32	$0.61

Earnings per share attributable to CNH Industrial N.V. - Diluted
As reported	$0.31	$0.34	$0.66
Revision impacts	(0.02)	(0.02)	(0.05)
As revised	$0.29	$0.32	$0.61

Adjusted net income(1)
As reported	$421	$485	$906
Revision impacts	(33)	(34)	(67)
As revised	$388	$451	$839

Adjusted diluted EPS(1)
As reported	$0.33	$0.38	$0.71
Revision impacts	(0.03)	(0.03)	(0.05)
As revised	$0.30	$0.35	$0.66

Adjusted EBIT of Industrial Activities(1)
As reported	$405	$536	$941
Revision impacts	(33)	(34)	(67)
As revised	$372	$502	$874

Adjusted EBIT margin of Industrial Activities(1)
As reported	9.8%	11.2%	10.5%
Revision impacts	(0.8)%	(0.7)%	(0.7)%
As revised	9.0%	10.5%	9.8%

Other Supplemental Financial Information
(Unaudited)

($ million)	Q1 2024	Q2 2024	H1 2024

Adjusted EBIT of Agriculture(1)
As reported	$421	$536	$957
Revision impacts	(33)	(34)	(67)
As revised	$388	$502	$890

Adjusted EBIT Margin of Agriculture(1)
As reported	12.5%	13.7%	13.1%
Revision impacts	(1.0)%	(0.9)%	(0.9)%
As revised	11.5%	12.8%	12.2%
(1) This is a non-GAAP financial measure. See reconciliation to the most comparable U.S. GAAP financial measure below.

The following table includes the reconciliation of Adjusted EBIT for Industrial Activities to net income, the most comparable U.S. GAAP financial measure:

($ million)	Q1 2024	Q2 2024	H1 2024

Net Income (loss) - as reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
Net income (loss) - as revised	369	404	773
Less: Consolidated income tax expense	(77)	(95)	(172)
Consolidated income before taxes	446	499	945
Less: Financial Services
Financial Services Net Income	118	91	209
Financial Services Income Taxes	19	23	42
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	32	46	78
Foreign exchange (gains) losses, net of Industrial Activities	—	4	4
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities	1	1	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	30	51	81
Other discrete items	—	15	15
Total Adjusted EBIT of Industrial Activities	$372	$502	$874

Other Supplemental Financial Information
(Unaudited)

The following table includes the reconciliation of adjusted net income to net income, the most comparable U.S. GAAP financial measure and a calculation of the revised adjusted diluted EPS:

($ million, except EPS)	Q1 2024	Q2 2024	H1 2024

Net income (loss) - as reported	$402	$438	$840
Revision impacts	(33)	(34)	(67)
Net income (loss) - as revised	369	404	773
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	25	60	85
Adjustments impacting Income tax (expense) benefit	(6)	(13)	(19)
Adjusted net income (loss)	388	451	839

Adjusted net income (loss) attributable to CNH Industrial N.V. - as reported	420	480	900
Revision impacts	(33)	(34)	(67)
Adjusted net income (loss) attributable to CNH Industrial N.V. - as revised	$387	$446	$833

Weighted average shares outstanding – diluted (million)	1,274	1,260	1,267
Adjusted diluted EPS ($)	$0.30	$0.35	$0.66